Ex-99.23(j)(i)

                               CONSENT OF COUNSEL

I hereby consent both to the reference to my name under the heading "Legal Opinions" in the Statement of Additional Information constituting part of this Post-Effective Amendment to the Registration Statement on Form N-1A for The Guardian Cash Fund, Inc. and to the filing of this consent as an exhibit to said Amendment.


                                             /s/ RICHARD T. POTTER, JR.
                                             -----------------------------------
                                                 Richard T. Potter, Jr.
                                                       Counsel

New York, New York
April 21, 2000